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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 26, 2005


                              AMSCAN HOLDINGS, INC.

           -----------------------------------------------------------

             (Exact name of registrant as specified in its charter)

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
Delaware                                 000-21827                              13-3911462
------------------                       ------------------                     ---------------
(State or other jurisdiction of          (Commission                            (I.R.S. Employer
of incorporation or organization)        File Number)                           Identification No.)


                  80 Grasslands Road, Elmsford, New York 10523

         ---------------------------------------------------------------

               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (914) 345-2020

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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SECTION 8 - OTHER EVENTS

ITEM 8.01    OTHER EVENTS

      In connection with the entering into of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 26, 2005 among the Amscan Holdings, Inc. ("AHI"), BWP Acquisition, Inc. and Party City Corporation, AHI and its parent, AAH Holdings Corporation ("AAH"), received a debt commitment letter (the "Debt Commitment Letter"), dated as of September 26, 2005, from Goldman Sachs Credit Partners L.P. ("GSCP"), Banc of America Securities LLC ("BAS") and Bank of America, N.A. The Debt Commitment Letter contemplates:


      o up to $400.0 million of term loans under a first lien facility with a maturity of seven years;
      o up to $75.0 million of revolving loan commitments under a first lien facility with a maturity of six years; and
      o up to $65 million of loans under a second lien facility with a maturity of eight years.

      The proceeds of the term loan facilities and, to the extent required, up to $5.0 million of revolving loans are expected to be available to finance the merger contemplated by the Merger Agreement (the "Merger"), repay or refinance certain existing debt of AHI and its subsidiaries and to pay fees and expenses incurred in connection with the Merger on the closing date. Thereafter, revolving loans would be available for ongoing working capital and general corporate purposes. The contemplated revolving credit facility would also include a letter of credit subfacility and a swingline subfacility, in each case in amounts to be determined. The documentation governing the facilities has not been finalized and the actual terms, amounts and uses of the facilities may differ from those described herein. AHI and AAH may use alternative financing to finance all or any portion of the Merger and related fees and expenses.

      The Debt Commitment Letter conditions the availability of the facilities upon the consummation of the Merger by March 31, 2006, as well as other customary conditions including (i) since July 2, 2005, the absence of any event, change, effect, development or occurrence that has had or could reasonably be expected to have a material adverse effect (as defined in the Merger Agreement)
(ii) the consummation of the Merger in accordance with the Merger Agreement (and the absence of any amendment or waiver thereto without with the consent or waiver of the joint lead arrangers); (iii) receipt by AAH of not less than $100.0 million in equity from affiliates of Berkshire Partners LLC and Weston Presidio; (iv) execution of satisfactory definitive documentation; (v) compliance with a maximum specified ratio of total debt to pro forma consolidated adjusted EBITDA; and (vi) the accuracy of representations and warranties and the absence of any event of default under the definitive documentation.

      The Debt Commitment Letter provides for GSCP and BAS to act as joint lead arrangers for the facilities and GSCP to act as sole syndication agent for the facilities. The administrative agent for the first lien facilities would be an institution to be determined. The Debt Commitment Letter provides for GSCP to be the administrative agent for the second lien facility and for BAS to be the documentation agent for the facilities.

      The Debt Commitment Letter provides that all obligations under the facilities would be guaranteed by AAH and each of the existing and future domestic (and, to the extent no repatriation of earnings would result therefrom and subject to requirements of law, foreign) subsidiaries of AHI and would be secured by substantially all present and future assets of AHI and each other guarantor.

      The facilities are expected to include certain customary representations and warranties, mandatory prepayment provisions, affirmative and negative covenants, and financial covenants consisting minimum interest coverage ratio, a maximum total leverage ratio and a maximum capital expenditures covenant. In addition, the facilities are expected to contain customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain bankruptcy, ERISA and change of control events, material judgments and invalidity of any guaranty or loan document governing the facilities. If such an event of default occurs, the lenders under the facilities will be entitled to take various actions, including the
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acceleration of amounts due under the facilities, termination of commitments thereunder and all actions permitted to be taken by a secured creditor.

      Any borrowings under the facilities on the closing date are expected to be incurred in compliance with the applicable terms of the Indenture governing the 8.75% senior subordinated notes due 2014 dated as of April 30, 2004 among AHI, each of the guarantors party thereto and The Bank of New York, as trustee.

Cautionary Note Regarding Forward-Looking Statements:
Statements in this document regarding the proposed Merger and financing arrangements, the expected effects, timing and completion of the proposed transaction and financing arrangements and any other statements about our future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction due to the failure of Party City to obtain stockholder approval, the failure to consummate the necessary debt financing arrangements or the failure to satisfy other conditions to the closing of the proposed transaction or financing arrangement, the ability to recognize the benefits of the transaction, intense competition in our and Party City's industries, changes in government regulation, failure to manage the integration of acquired companies and other risks that are contained in documents and the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 7, 2005

                                              AMSCAN HOLDINGS, INC.

                                              By: /s/ Michael A. Correale
                                                 -------------------------------
                                              Name:  Michael A. Correale
                                              Title:  Chief Financial Officer